EXHIBIT 21 TO FORM 10-K





[Deloitte & Touche LLP Letterhead]





INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in The Clorox

Company Registration Statements No. 33-4083 on Form S-3,

Nos. 33-41131, 33-41277, 2-88106 (Post-Effective Amendment

No. 2), 33-24582, 33-56565 and 33-56563 on Form S-8 of our

reports dated August 9, 1995, appearing in and incorporated

by referencein this Annual Report on Form 10-K of The Clorox

Company for the year ended June 30, 1995.



/s/Deloitte & Touche LLP



San Francisco, California

September 28, 1995